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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               JANUARY 25, 1999

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                             SHERIDAN ENERGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DELAWARE                        1-10201                      76-0507664
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(STATE OF                      (COMMISSION                   (IRS EMPLOYEE
INCORPORATION)                 FILE NUMBER)                  IDENTIFICATION NO.)

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                                1000 LOUISIANA
                                   SUITE 800
                             HOUSTON, TEXAS  77002
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                (713) 651-7899


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 25, 1999, Sheridan California Energy, Inc. ("SCEI"), an 80%- owned subsidiary of Sheridan Energy, Inc. ("Sheridan" or the "Registrant"), completed its acquisition from Amerada Hess Corporation ("AHC") of approximately $58 million (before adjustments) of natural gas producing and non-producing properties in the Sacramento Basin, California ("Properties," such acquisition being herein called the "Acquisition"). SCEI is the assignee of Sheridan's rights to acquire the AHC Properties. It is estimated that the Properties have proven natural gas reserves, as of the Acquisition's November 1, 1998 effective date, estimated at 82 billion cubic feet (Bcf), of which 78 Bcf are proven developed reserves.

     Financing for the Acquisition was obtained from Bank One, Texas, National Association ("Bank One") and Calpine Corporation (NYSE:CPN; "Calpine"). Bank One and SCEI entered into a revolving line of credit secured by the Properties. Calpine contributed approximately $15 million in cash to SCEI, in exchange for the issuance by SCEI to a wholly-owned Calpine subsidiary of (i) 20% of SCEI's outstanding common stock for $2 million and (ii) $13 million in seven-year redeemable non-voting SCEI preferred stock, with a dividend coupon of 12% per annum. SCEI may, at its option, pay dividends for the first three years by issuing additional shares of preferred stock in an amount equal to .07 (14% per annum) shares for each share of preferred stock issued and outstanding at the time of such payment.

     The Bank One credit line and Calpine redeemable preferred stock recourse is limited to the assets of SCEI. Sheridan contributed $3 million in cash and other assets valued, for transaction purposes, at $4.6 million and received 80% of the voting stock of SCEI. Sheridan has a call option on Calpine's 20% common ownership after retirement of the preferred stock and other conditions.

     SCEI also entered into a Gas Purchase and Sale Agreement ("GPA") with another Calpine subsidiary for the sale to the Calpine subsidiary of substantially all of the natural gas to be produced from the Properties. The GPA has a primary term of ten (10) years, subject to year-to-year renewals thereafter. Gas from the Properties will be sold at a first-of-the-month index price, subject to certain deductions for transportation and marketing costs. Certain obligations of the buyer under the GPA are guaranteed by Calpine.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          The financial statements required by this item will be filed by amendment not later than sixty days after the date of the filing of this Form 8-K report.

     (b)  Exhibits.

          4.1  Certificate of Designations of Series N-A Preferred Stock of
               SCEI.
         10.1 Agreement for Purchase and Sale dated effective as of November 1, 1998 between AHC and Sheridan, as amended.

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         10.2  Agreement Regarding Formation of Corporation by and among
               Sheridan, SCEI, Calpine and CPN Production Company.
         10.3  Credit Agreement dated as of January 21, 1999 among SCEI,
               Bank One, as agent for itself as a lender and the other lenders from time to time a party thereto.
         10.4 Gas Purchase and Sales Agreement between SCEI and Calpine Fuels Corporation.


                                  SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SHERIDAN ENERGY, INC.
                                                  (REGISTRANT)



                                             By: /s/ Michael A. Gerlich
                                                 -----------------------------
                                                   Michael A. Gerlich,
                                                   Vice President and
                                                   Chief Financial Officer



DATED:  February 9, 1999

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